Exhibit 10.1

NOTE SUBSCRIPTION AND AMENDMENT AGREEMENT

This NOTE SUBSCRIPTION AND AMENDMENT AGREEMENT is dated as of April 29, 2009 (the “Agreement”), and is entered into in connection with that certain Stock and Notes Purchase Agreement, dated as of November 16, 2007, as amended April 29, 2008 (the “Purchase Agreement”), by and among China Recycling Energy Corporation, a Nevada corporation (the “Company”) and Carlyle Asia Growth Partners III, L.P., a limited partnership organized under the laws of the Cayman Islands (“CAGP”), and CAGP III Co-Investment, L.P., a limited partnership organized under the laws of the Cayman Islands (together with CAGP, each, an “Investor” and collectively, the “Investors”).  All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, the Company and the Investors have agreed (A) that Investors shall subscribe for an 8% secured convertible promissory note in the principal amount of $3,000,000 (the “$3,000,000 Note”), in the form attached hereto as Attachment 1 and (B) to amend and restate the 5% secured convertible promissory note in the principal amount of $5,000,000 issued at the Second Closing under the Purchase Agreement (the “$5,000,000 Note”) in the form attached hereto as Attachment 2 (the “Amended and Restated Second Note”).  The closing of such subscription and amendment is hereinafter referred to as the “Subscription and Amendment Closing”;

WHEREAS, the Company and the Investors have decided to amend the Purchase Agreement to provide for said transactions; and

WHEREAS, the parties intend for the Subscription and Amendment Closing to take place simultaneously with the execution and delivery of this Agreement.

WITNESSETH

NOW THEREFORE, in consideration of the above recitals and promises made in this Agreement, the parties hereby agree as follows:

SECTION 1.  Subscription and Amendment Closing.  At the Subscription and Amendment Closing:

1.1  the Company shall execute and deliver

(A)  the Amended and Restated Second Note;

(B)  the $3,000,000 Note;

1.2  the Investors shall

(A)  advance the principal amount of the $3,000,000 Note in immediately available funds to the Company;

(B)  deliver the original $5,000,000 Note to the Company to be replaced with the Amended and Restated Second Note;

1.3  At the Subscription and Amendment Closing, the Company shall deliver an officer’s certificate (“Officer’s Certificate”), together with such other documentation reasonably requested by the Investors, certifying (A) that the Company has closed a subscription for $2,000,000 of common shares with Great Essential Investment, Ltd.; (B) the draw down of RMB 20M loan from 兴业 Bank; and (C) the construction/operation of the JinYang 声威 project in accordance with Attachment A to the Officer's Certificate.

SECTION 2.  Status of Notes and Closing.  The parties hereby agree that the $3,000,000 Note and the Amended and Restated Second Note shall each constitute one of the “Notes” for all purposes under the Purchase Agreement and the other Transaction Documents and this Agreement shall constitute a “Transaction Document” for all purposes under the Purchase Agreement.  Furthermore, the parties hereby agree that Subscription and Amendment Closing shall be deemed a “Closing” for all purposes under the Purchase Agreement, including, but not limited to, Section 3 thereof, and any reference to “Closing” under the Purchase Agreement shall mean any of the Initial Closing, the Second Closing or Subscription and Amendment Closing, as the context requires.

SECTION 3.  Representations and Warranties.

3.1  Purchase Agreement Representations.  The Company represents and warrants to the Investors that the representations and warranties set forth in the Purchase Agreement (after giving effect to the amendments to the representations and warranties set forth in Section 3.2, Section 3.3(b), Section 3.10(a) and Section 3.15 of the Purchase Agreement pursuant to Section 3.2, Section 3.3, Section 3.4 and Section 3.5 hereof, and to the Updated Disclosure Schedules in the form attached hereto as Attachment 3) are true, complete and not misleading as of the date of the Subscription and Amendment Closing.  For the avoidable of doubt, the representations and warranties set forth in Section 3.4 and 3.5 of the Purchase Agreement with respect to the Notes and the Conversion Shares shall apply to the $3,000,000 Note and the Amended and Restated Second Note (which instruments shall constitute “Notes” for all purposes under the Purchase Agreement in accordance with Section 2 above).

3.2  Amendment to Section 3.2. The parties hereby agree that Section 3.2(a) and Section 3.2(b) of the Purchase Agreement is deleted in its entirety and replaced with the following:

“3.2  Capitalization and Voting Rights.

(a)  As of the date of this Agreement, the authorized capital of the Company consists of 100,000,000 shares of Common Stock, of which (i) 38,778,035 shares of Common Stock are currently issued and outstanding, (ii) 3,000,000 shares of Common Stock are subject to Management Stock Options under the Management Incentive Plan, and (iii) there are no other capital stock issued or authorized.”

Sections 3.2(c), (d) and (e) of the Purchase Agreement shall be renumbered accordingly.

3.3  Amendment to Section 3.3. The parties hereby agree that Section 3.3(b) is deleted in its entirety and replaced with “Intentionally Omitted”.

3.4  Amendment to Section 3.10(a).  The parties hereby agree that the first sentence of Section 3.10(a) of the Purchase Agreement is deleted in its entirety and replaced with the following:

“(a)  The Company has delivered to the Investors and/or filed with the SEC, the audited consolidated balance sheet, and consolidated statements of operations and cash flows of the Company Group for (i) the year ended December 31, 2006, December 31, 2007, and December 31, 2008 (ii) the unaudited monthly financial statements of TCH for the nine (9)-month period ended September 30, 2007, and (iii) quarterly financial statements of the remaining members of the Company Group for the nine (9)-month period ended September 30, 2007 (collectively, the financial statements referred to in clauses (i), (ii) and (iii), the “Financial Statements”).”

3.5  Amendment to Section 3.15.  The parties hereby agree that Section 3.15 of the Purchase Agreement is deleted in its entirety and replaced with the following:

“Indebtedness.  All Indebtedness represented by the Notes is being incurred for proper purposes and in good faith.  Based on the financial condition of the Company as of the date of this Agreement, and after giving effect to the transactions contemplated by this Agreement and the Transaction Documents, (a) the fair saleable value of the Company Group’s assets taken as a whole exceeds the amount that will be required to be paid on or in respect of the Company Group’s existing debts and other liabilities (including contingent liabilities) as they mature; (b) the present fair saleable value of the assets of the Company Group taken as a whole is greater than the amount that will be required to pay the probable liabilities of the Company Group on their respective debt as they become absolute and mature, and (c) the Company Group taken as a whole are able to realize upon their assets and pay their debt and other liabilities  (including contingent obligations) as they mature; (d) the Company Group’s assets taken as a whole do not constitute unreasonably small capital to carry on their respective businesses as now conducted and as proposed to be conducted including their respective capital needs taking into account the particular capital requirements of the business conducted by the Company Group, and projected capital requirements and capital availability thereof; and (e) the current cash flow of each of member of the Company Group, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  No member of the Company Group intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  No member of the Company Group is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such member of the Company Group, or any other agreement (including, but not limited to, its Charter Documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness by such member of the Company Group.  The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  None of the Company Group is, or has reason to believe it is likely to be, in default with respect to such Indebtedness and no waiver of default is currently in effect.  The Company Group has no Knowledge of any facts or circumstances which lead it to believe that any member of the Company Group will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing.”

SECTION 4.  Miscellaneous.

4.1  Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, including, without limitation, amending the other Transaction Documents, and to carry into effect the intents and purposes of this Agreement.

4.2  Rights Cumulative.  Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

4.3  Number and Gender.  All words and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require or as otherwise appropriate in view of their context.

4.4  Captions.  Captions are provided herein for convenience only and they are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

4.5  Severability.  The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.  If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.  The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

4.6  Attorneys’ Fees.  In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorney’s fees, as set by the court and not by a jury, incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

4.7  Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed as an original; when executed, separately or together, all of such counterparts shall constitute a single original instrument, effective in the same manner as if all parties hereto had executed one and the same instrument.

4.8  Entire Agreement.  This Agreement together with the Purchase Agreement and the other Transaction Documents are intended by the parties hereto to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto with regard to the subject matter hereof and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior oral and written correspondences, conversations, negotiations, agreements and understandings relating to the same subject matter.

4.9  Amendment.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the parties hereto.

4.10  Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.11  Waiver and Extension of Time.  Any party hereto may by a writing signed by an authorized representative of such party: (i) extend the time for the performance of any of the obligations of another party; (ii) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (iii) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.  No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

4.12  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

4.13  United States Dollars.  All references to “$” or dollars in this Agreement shall refer to the currency of the United States.

4.14  Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions.  This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the parties hereto, provided that each Investor may assign its rights and obligations to an Affiliate of such Investor without consent of the other parties under this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:

CHINA RECYCLING ENERGY CORPORATION

By:
Name:
Title:

Signature page continued on next page

THE INVESTORS:	For and on behalf of:

CARLYLE ASIA GROWTH PARTNERS III, L.P.

By:
Name:
Title:

For and on behalf of:

CAGP III CO-INVESTMENT, L.P.

By:
Name:
Title: